EXHIBIT INDEX

(d)(8)    Copy of Waiver of Monthly Deduction Rider for Total Disability.

(d)(9)    Copy of Waiver of Premium Rider for Total Disability.

(k)       Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(n)(1) Consent of Independent Auditors for VUL IV-NY/VUL IV ES-NY dated November 16, 2004.

(n)(2)    Consent of Independent Auditors for VUL III-NY dated November 16,
          2004.

(r)(2) Power of Attorney to sign amendments to this Registration Statement dated July 7, 2004.